UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 2011

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD
P.O. BOX 660199
DALLAS, TEXAS 75266-0199
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 21, 2011, the stockholders elected TI’s Board of Directors and voted upon three Board proposals contained within our Proxy Statement dated March 7, 2011.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Ralph W. Babb	888,215,713	5,722,014	4,547,921	104,226,705
Daniel A. Carp	883,371,718	10,667,066	4,446,864	104,226,705
Carrie S. Cox	877,285,567	16,652,005	4,548,076	104,226,705
Stephen P. MacMillan	884,124,862	9,893,545	4,467,241	104,226,705
Pamela H. Patsley	874,588,090	19,376,968	4,520,590	104,226,705
Robert E. Sanchez	888,437,233	5,521,381	4,527,034	104,226,705
Wayne R. Sanders	880,694,021	13,350,851	4,440,776	104,226,705
Ruth J. Simmons	845,512,242	44,817,544	8,155,862	104,226,705
Richard K. Templeton	869,084,109	25,017,677	4,383,862	104,226,705
Christine Todd Whitman	885,784,262	8,257,995	4,443,391	104,226,705

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal to approve, on an advisory basis, the named executive officer compensation	864,630,824	26,819,088	7,035,736	104,226,705

Proposal	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

Board proposal regarding advisory vote on the frequency of future advisory votes on named executive officer compensation	550,162,502	8,282,653	332,882,181	7,158,312	104,226,705

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2011	991,606,298	9,815,303	1,290,752

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This report includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in key markets such as communications, computing, industrial and consumer electronics;
•
TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
•
Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•
Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Customer demand that differs from our forecasts;
•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	Impairments of our non-financial assets;
•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;
•	TI’s ability to recruit and retain skilled personnel; and
•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

TI specifically notes that circumstances arising out of the recent earthquakes and tsunami in Japan, including disruptions and increased costs of TI’s production, disruptions in our supply chain (including utilities) and reduced or delayed demand from customers, could cause actual results to differ from the expectations of TI or its management.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K.  The forward-looking statements included in this report on Form 8-K are made only as of the date of this report, and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 27, 2011	By:	/s/ JOSEPH F. HUBACH
Joseph F. Hubach
Senior Vice President, Secretary and General Counsel